Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the accompanying Quarterly Report on Form 10-Q of eLoyalty Corporation (the “Company”) for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Kelly D. Conway, as Chief Executive Officer of the Company, and Steven C. Pollema, as Chief Financial Officer of the Company, hereby certify, that:
          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 13, 2006

/s/ KELLY D. CONWAY
Kelly D. Conway
President & Chief Executive Officer

/s/ STEVEN C. POLLEMA
Steven C. Pollema
Vice President, Operations
and Chief Financial Officer
          This certification shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934. In addition, this certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
          A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.